Exhibit 10.3

FORM OF REAL ESTATE MATTERS AGREEMENT

This REAL ESTATE MATTERS AGREEMENT (this “Agreement”) is entered into on [•], 2026 by and between Eaton Corporation, a corporation registered in the State of Ohio (“Eaton Ohio”), Eaton Capital Unlimited Company, an Irish public unlimited company (“Eaton HoldCo” and together with Eaton Ohio, the “Eaton Parties”) and Mobility (USA) Corporation, a Delaware corporation (“SpinCo”).

R E C I T A L S:

WHEREAS, in accordance with that certain Separation and Distribution Agreement dated as of [•], 2026, by and between Eaton Corporation plc, an Irish public limited company (“Parent”), Eaton Ohio, Eaton HoldCo and SpinCo, as amended (the “Separation Agreement”), the Parent Group has transferred or conveyed or will transfer or convey to the SpinCo Group, certain assets related to the SpinCo Business;

WHEREAS, in accordance with the Separation Agreement, the SpinCo Group has transferred or conveyed or will transfer or convey to the Parent Group certain assets related to the Parent Business; and

WHEREAS, the parties desire to set forth certain agreements regarding the transfer of real estate assets and other real estate matters pertaining to the SpinCo Business and the Parent Business.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, shall have the meanings stated below. Capitalized terms used in this Agreement (including the preamble and recitals) and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(a) “Actual Completion Date” means, with respect to each applicable Property owned or leased by a member of the Parent Group or a member of the Spinco Group, the date upon which completion of the transfer, assignment, novation, lease, sublease and/or replacement lease(s) with respect to that Property, as applicable, actually takes place.

(b) “Allocation Principle” means the principle that as of the Real Estate Separation Date, provided the parties have not agreed otherwise, (a) any Property where SpinCo has the majority by headcount of the employees occupying such Property will be allocated in full SpinCo, or (b) any Property where Parent has the majority by headcount of the employees occupying such Property will be allocated in full to the Parent Group. The Party having the majority by headcount of the employees occupying a given Property may be referred to hereunder as the Majority Occupant. For Properties where there are Unassigned Parent Corporate Employees, such employees shall be excluded from determinations of whether SpinCo or Parent has a plurality or greater of the employees occupying a Property.

(c) “Casualty” has the meaning ascribed to such term in Section 2.12(a).

(d) “Colocation Sites” has the meaning ascribed to such term in Section 2.5.

(e) “Colocation Sites Schedule” means Schedule 2 attached hereto, which identifies the Colocation Sites and associated Real Estate Transactions, as the same may be updated from time to time prior to the Real Estate Separation Date in accordance with this Agreement.

(f) “Credit Support Instrument” means a letter of credit, guarantee, bank guarantee or surety bond, or indemnity provided in connection with the issuance of any letter of credit, bank guarantee or surety bond.

[Signature Page to Real Estate Matters Agreement]

(g) “Damaged Property” has the meaning ascribed to such term in Section 2.12.

(h) “Demising Costs” means the costs incurred in connection with Demising Work (as defined below).

(i) “Demising Work” means, with respect to Colocation Sites, any alterations or improvements required in order to provide physically separate and exclusive space for Parent employees and SpinCo employees, including, without limitation, the design and construction of demising walls and separate security and badging systems, but excluding any costs associated with fit-out or specific improvements or requirements of the new tenant or sub-tenant at such Property.

(j) “Exception Schedule” means Schedule 3 attached hereto, which identifies those Colocation Sites where the term of the lease, sublease and/or TSA (as applicable) between Eaton Ohio, Eaton HoldCo and SpinCo, will expire more than twenty-four (24) months after the Distribution Date.

(k) “Excluded Personal Property” means that certain equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property which is scheduled or identified as excluded personal property under any lease and/or sublease entered into between a member of the Parent Group and a member of the SpinCo Group.

(l) “Group” means either SpinCo Group or Parent Group, as applicable.

(m) “Head Lease” means, the lease(s) or sublease(s) and any related supplemental agreements under which a member of Parent Group leases property from a Landlord prior to the Real Estate Separation Date.

(n) “Landlord” means the third-party landlord or third-party sublandlord under a Head Lease, as the case may be, who, as of the date hereof, has or will enter into a lease or sublease with a member of Parent Group or SpinCo Group (as applicable), and its successors and assigns, and includes the holder of any other interest that is superior to the interest of the landlord or sublandlord under such Head Lease.

(o) “Landlord Consents” means, as applicable, all consents or waivers required from the Landlord or other third parties under the Required Consent Leases to assign the Required Consent Leases to a member of the SpinCo Group or a member of the Parent Group, as applicable, or to sublease the Sublease Properties to a member of the SpinCo Group or a member of the Parent Group, as applicable.

(p) “Lease Assignment Form” means the form of lease assignment attached to this Agreement as Exhibit 1, subject to commercially reasonable changes necessary to reflect Property-specific provisions negotiated in good faith by the parties and to conform to requirements of the jurisdiction in which the applicable Property is located in accordance with Section 2.17 hereof.

(q) “Lease Form” means the form of lease attached hereto as Exhibit 2, subject to commercially reasonable changes necessary to reflect Property-specific provisions negotiated in good faith by the parties and to conform to requirements of the jurisdiction in which the applicable Property is located in accordance with Section 2.17 hereof.

(r) “Lease Guaranty” means any Credit Support Instrument provided by the Eaton Parties or SpinCo (or any member of their respective Groups) in favor of a Landlord guaranteeing or supporting the obligations of the tenant under a Head Lease that is being transferred or assigned to the other Party (or a member of its Group) pursuant to this Agreement, including those identified on the Lease Guaranty Schedule.

(s) “Lease Guaranty Release Condition” means, with respect to any Lease Guaranty, (a) each applicable member of the Group of the Party providing such Lease Guaranty has been fully, unconditionally and irrevocably released in writing from all Liabilities relating to or arising under such Lease Guaranty arising from and after the Actual Completion Date, or (b) such Lease Guaranty has been terminated to the extent of such Liabilities or is of no further force or effect, and, in the case of a letter of credit or similar instrument, has been returned to the Party providing same.

(t) “Lease Guaranty Schedule” means Schedule 4 attached hereto, which identifies the Properties subject to a Lease Guaranty and the applicable Letter of Credit Amount for each such Property, as the same may be updated from time to time prior to the Real Estate Separation Date in accordance with this Agreement.

(u) “Letter of Credit Amount” means the amount described with respect to the applicable Lease Guaranty on the Lease Guaranty Schedule.

(v) “Majority Occupant” means, with respect to any Property, the Party that has the majority by headcount of the employees occupying such Property in accordance with the definition of “Allocation Principle”.

(w) “Minority Occupant” means, with respect to any Property, the Party that is not the Majority Occupant of such Property.

(x) “New Lease Properties” means collectively, the SpinCo New Lease Properties and the Parent New Lease Properties as identified in the Colocation Sites Schedule.

(y) “Parent Assigning Leased Properties” means those Properties identified as “Parent Assigning Leased Properties” in the Transferred Sites Schedule, which Properties are or were leased by members of the Parent Group from a Landlord and will be or have been, in accordance with this Agreement transferred by lease assignment or novation from the Eaton Parties (or their Affiliates) to SpinCo (or its Subsidiaries) as of the Real Estate Separation Date, subject to obtaining any necessary Landlord Consent.

(z) “Parent New Lease Properties” means those Properties identified as “Parent New Lease Properties” on the Colocation Sites Schedule, which Properties are owned by SpinCo (or its Subsidiaries) in fee and a portion of which will be or has been leased to the Eaton Parties (or their Affiliates) prior to or as of the Real Estate Separation Date.

(aa) “Parent Transferring Owned Properties” means those Properties identified as “Parent Transferring Owned Properties” on the Transferred Sites Schedule, which Properties are or were owned by the Eaton Parties (or their Affiliates) in fee and will be conveyed or have been conveyed by deed to SpinCo (or its Subsidiaries) prior to or as of the Real Estate Separation Date.

(bb) “Parent Split Lease Properties” means those Properties demised or to be demised unto the Eaton Parties (or one of their Affiliates) as tenant pursuant to any Parent Split Lease.

(cc) “Parent Split Leases” means those new leases to be entered into by the Eaton Parties (or their Affiliates) as tenant pursuant to Section 2.5(e).

(dd) “Parent New Sublease Properties” means those Properties identified as “Parent New Sublease Properties” on the Colocation Sites Schedule, which Properties are leased by SpinCo (or its Subsidiaries) and a portion of which will be or has been subleased to the Eaton Parties (or their Affiliates) prior to or as of the Real Estate Separation Date, subject to obtaining any necessary Landlord Consents.

(ee) “Party” means either party hereto, and “Parties” means both parties hereto.

(ff) “Pre-Split Leases” means those Head Leases pursuant to which any of the Eaton Parties (or their Affiliates) or SpinCo (or its Subsidiaries), as applicable, occupies the Split Lease Properties prior to the Real Estate Separation Date, and which Pre-Split Leases are contemplated to be terminated on or prior to the Real Estate Separation Date pursuant to Section 2.5(e) or (f) of this Agreement.

(gg) “Property” shall mean any real property that is owned or leased by a member of the SpinCo Group or a member of the Parent Group as of the date of this Agreement.

(hh) “Real Estate Separation Date” means the Distribution Date.

(ii) “Real Estate Transaction(s)” means each conveyance, assignment, transfer, novation, lease or sublease of owned or leased real property pursuant to this Agreement.

(jj) “Receiving Party” means the Party, or as applicable, the member of the Parent Group or the SpinCo Group, as applicable, that is to receive or be transferred such real property (as owner, lessee, or sublessee) prior to or on Real Estate Separation Date.

(kk) “Required Consent Leases” means those Head Leases with respect to which the Landlord’s consent is required for (x) assignment or sublease to a member of the Parent Group or a member of the SpinCo Group, as applicable, as contemplated by the Separation Agreement or under this Agreement, or (y) any of the other transactions relating to real property contemplated by the Separation Agreement or the other Ancillary Agreements.

(ll) “Restoration Costs” means all costs reasonably anticipated to be incurred to perform any restoration, repair or removal work required to be performed by the lessee under the applicable Head Lease at the end of the term of such Head Lease.

(mm) “SpinCo New Lease Properties” means those Properties identified as “SpinCo New Lease Properties” on the Colocation Sites Schedule, which Properties are owned by the Eaton Parties (or their Subsidiaries) in fee and a portion of which will be or have been leased to SpinCo (or its Subsidiaries) prior to or as of the Real Estate Separation Date.

(nn) “SpinCo Split Lease Properties” means those Properties demised or to be demised unto SpinCo (or one of its Subsidiaries) as tenant pursuant to any SpinCo Split Lease.

(oo) “SpinCo Split Leases” means those new leases to be entered into by SpinCo (or its Subsidiaries) as tenant pursuant to Section 2.5(f).

(pp) “SpinCo New Sublease Properties” means those Properties identified as “SpinCo New Sublease Properties” on the Colocation Sites Schedule, which Properties are leased by the Eaton Parties (or their Subsidiaries) and a portion of which will be or has been subleased to SpinCo (or its Subsidiaries) prior to or as of the Real Estate Separation Date, subject to obtaining any necessary Landlord Consents.

(qq) “Split Lease Properties” means those Properties identified as “Split Lease Properties” on the Colocation Sites Schedule, which Properties are or were leased by one of SpinCo (or its Subsidiaries) or the Eaton Parties (or their Affiliates) pursuant to a Pre-Split Lease, which Pre-Split Lease will be terminated on or prior to the Real Estate Separation Date (subject to obtaining the necessary Landlord Consents) and, following such termination, which Properties will be or have been demised in part pursuant to a SpinCo Split Lease and in part pursuant to a Parent Split Lease, in each case subject to Section 2.5(e) or (f).

(rr) “Split Leases” means the Parent Split Leases and the SpinCo Split Leases.

(ss) “Sublease Form” means the form of sublease attached hereto as Exhibit 3, subject to commercially reasonable changes necessary to reflect Property-specific provisions negotiated in good faith by the parties and to conform to requirements of the jurisdiction in which the applicable Property is located in accordance with Section 2.17 hereof.

(tt) “Transferred Sites” means the Parent Transferring Owned Properties, the SpinCo Transferring Owned Properties, the Parent Assigning Leased Properties and the SpinCo Assigning Leased Properties that will be transferred between the Parties, as provided in Sections 2.1, 2.2, 2.3, and 2.4 below.

(uu) “Transferred Sites Schedule” means Schedule 1 attached hereto, which identifies the Transferred Sites, as the same may be updated from time to time prior to the Real Estate Separation Date in accordance with this Agreement.

(vv) “TSA” means the Transition Services Agreement, entered into as of the date hereof, by and between Eaton Ohio, Eaton HoldCo and SpinCo.

(ww) “Unassigned Parent Corporate Employees” means those employees of Parent (for the avoidance of doubt, excluding any employees allocated to SpinCo) who have not yet been allocated to either business unit within Parent.

ARTICLE II

PROPERTIES

Section 2.1 Asset Transfers: Parent Transferring Owned Property conveyed to SpinCo Group. The Eaton Parties transferred or conveyed (or caused their applicable Affiliates to transfer or convey) or will transfer or convey (or cause their applicable Affiliates to transfer or convey) each of the Parent Transferring Owned Properties (together with all improvements thereon and all rights and easements appurtenant thereto and fixtures and fittings and all personal property except any Excluded Personal Property) to SpinCo or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the Ancillary Agreements. The Actual Completion Date for the Parent Transferring Owned Properties shall be on or before the Real Estate Separation Date. Such Parent Transferring Owned Properties are identified on the Transferred Sites Schedule attached hereto.

Section 2.2 Intentionally Deleted.

Section 2.3 Lease Transfer: Parent Assigning Leased Property transferring to SpinCo Group. The Eaton Parties assigned, novated or caused its applicable Affiliates to assign or novate (or will assign, novate or cause its applicable Affiliates to assign or novate), and SpinCo or its applicable Subsidiary accepted and assumed (or will accept and assume), the Eaton Parties’ or their Affiliates’ interest in the Parent Assigning Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the Ancillary Agreements. The Actual Completion Date shall be on or before the Real Estate Separation Date; provided, that if a Landlord Consent is required but not obtained prior to the Real Estate Separation Date, the assignment or novation shall be completed on the earlier of (A) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (B) the date agreed upon by the Parties in accordance with Section 2.10. Such Parent Assigning Leased Properties are identified on the Transferred Sites Schedule attached hereto.

Section 2.4 Intentionally Deleted.

Section 2.5 Colocation Sites.

(a) Colocation Sites.

(i) The Colocation Sites Schedule identifies those Properties (whether owned or leased) where members of the Parent Group and the SpinCo Group are collocated prior to and as of the date of this Agreement and will remain collocated after the Real Estate Separation Date for a specified term (such Properties, the “Colocation Sites”). The Colocation Site Schedule identifies the Real Estate Transaction(s) applicable for each Colocation Site as agreed by the Parties in accordance with this Agreement to complete on or prior to the Real Estate Separation Date and identifies which party will be the Minority Occupant. To facilitate colocation of the Colocation Sites, the Parties agree to take the identified actions set forth in the Colocation Sites Schedule (as applicable to each Colocation Site) on or prior to the Real Estate Separation Date.

(ii) With respect to any Colocation Site that is not identified on the Exception Schedule, any lease assignment, sublease, TSA or other agreement (as applicable) that is entered into between a member of Parent Group and a member of SpinCo Group shall not exceed a term of twenty-four (24) months from the Distribution Date.

(b) Demised Property. With respect to any Colocation Site:

(i) the Parties shall cooperate in good faith to agree on the form of Real Estate Transaction agreement that will be executed by the Parties, which shall be either: (A) for owned properties, an Intercompany Lease in the form of the Lease Form (subject to Section 2.17); (B) for leased properties, an Intercompany Sublease in the form of the Sublease Form (subject to Section 2.17); and/or (C) if applicable, if the site will be included in the TSA for a specified term while the Demising Work is being completed followed by an Intercompany Lease or Intercompany Sublease (as applicable); and

(ii) the Eaton Parties shall perform the Demising Work for such Colocation Site and pay the Demising Costs; and

(iii) within a reasonable period of time after agreement on the form of Real Estate Transaction agreement that will be executed by the Parties, subject to Section 2.7, the Parties will execute or agree to execute the required arm’s length agreements with commercially reasonable terms and conditions for a term that shall be less than twenty-four (24) months from the Distribution Date or such longer term as identified on the Exception Schedule.

(c) Parent Demisable Properties: For any Colocation Site owned or leased by a member of the Parent Group as of the Real Estate Separation Date as listed in the Colocation Sites Schedule, which Colocation Site is demised into separate areas in accordance with Section 2.5(b)(ii), the Eaton Parties shall or shall cause their Affiliates to lease or sublease to or include the site in the TSA followed by an Intercompany Lease or Intercompany Sublease (as applicable) with SpinCo or its designated Subsidiary, the demised area of such Colocation Site as identified on the Colocation Sites Schedule, and SpinCo or its Subsidiary shall accept the same. The Parties shall use the Lease Form or Sublease Form, as applicable, as reasonably modified by the Eaton Parties and SpinCo to account for local Law requirements and site specific issues, and consummate such agreement on or before the Real Estate Separation Date; provided if Landlord Consent is required but not obtained prior to the Real Estate Separation for any Intercompany Sublease, the Intercompany Sublease shall be completed on the earlier of (i) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (ii) the date agreed upon by the Parties in accordance with Section 2.10. If, in connection with a Colocation Site subject to the TSA, the Demising Work is not substantially completed prior to the expiration of the TSA, then SpinCo or its Subsidiary shall have the option to terminate the TSA with respect to the applicable Colocation Site and shall no longer have the obligation to accept an Intercompany Lease or Intercompany Sublease for such Colocation Site.

(d) SpinCo Demisable Properties: For any Colocation Site owned or leased by a member of the SpinCo Group as of the Real Estate Separation Date as listed in the Colocation Sites Schedule, which Colocation Site is demised into separate areas in accordance with Section 2.5(b)(ii), SpinCo shall or shall cause its Subsidiary to lease or sublease to or include the site in the TSA followed by an Intercompany Lease or Intercompany Sublease (as applicable) with an Eaton Party or its designated Affiliate, the demised area of such Colocation Site as identified on the Colocation Sites Schedule and such Eaton Party or its Affiliate shall accept the same. The Parties shall use the Lease Form or Sublease Form, as applicable, as reasonably modified by an Eaton Party and SpinCo to account for local Law requirements and site specific issues, and consummate such agreement on or before the Real Estate Separation Date; provided if Landlord Consent is required but not obtained prior to the Real Estate Separation Date for any Intercompany Sublease, the Intercompany Sublease shall be completed on the earlier of (i) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (ii) the date agreed upon by the Parties in accordance with Section 2.10. If, in connection with a Colocation Site subject to the TSA, the Demising Work is not substantially completed prior to the expiration of the TSA, then the Eaton Parties or their Affiliates shall have the option to terminate the TSA with respect to the applicable Colocation Site and shall no longer have the obligation to accept an Intercompany Lease or Intercompany Sublease for such Colocation Site.

(e) Parent Split Lease Properties: On or prior to the Real Estate Separation Date with respect to each Parent Split-Lease Property, in each case subject to obtaining any required Landlord Consent, (i) the Eaton Parties shall terminate or cause their applicable Affiliates to terminate each applicable Pre-Split Lease on or prior to the Real Estate Separation Date, (ii) contemporaneously with the termination described in the foregoing clause (i), the Eaton Parties (or their Affiliates) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed between the Eaton Parties (or such Affiliate) and the applicable Landlord demising to the Eaton Parties or their Affiliates the portion of the Split Lease Property agreed to among the Eaton Parties, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to SpinCo (or its Subsidiary) pursuant to the following clause (iii)), and (iii) contemporaneously with the termination described in the foregoing clause (i), SpinCo (or its Subsidiary) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between SpinCo (or such Subsidiary) and the applicable Landlord demising to SpinCo or its Subsidiary the portion of the Split Lease Property agreed to among the Eaton Parties, SpinCo and each applicable Landlord.

(f) [Intentionally Deleted.]

(g) Waiver by Minority Occupant. Notwithstanding the foregoing provisions of this Section 2.5, the Minority Occupant(s) at any Colocation Site may elect on or before the Real Estate Separation Date to waive its right to occupy and enter into a Real Estate Transaction agreement or TSA with respect to such Colocation Site, in which event the Minority Occupant(s) shall pay to the Majority Occupant a fee equal to the lump sum amount that the Minority Occupant would have incurred in rent, fees and reimbursements for the applicable term if it had elected to enter into the Real Estate Transaction agreement or TSA (less any cost savings reasonably attributable to such waiver, as reasonably determined and mutually agreed upon by the parties in good faith), and such electing Minority Occupant and its employees will no longer have access to the applicable Colocation Site.

Section 2.6 Allocation of Liabilities.

(a) Except as expressly provided in the Separation Agreement, the Merger Agreement, this Agreement or the other Ancillary Agreements, the Parties agree that each Real Estate Transaction shall be on an “as is, where is” basis with no representation and warranties.

(b) In furtherance of Article V of the Separation Agreement, the Parties agree that the Properties are being accepted by the Receiving Party in the condition as of the Actual Completion Date and with the acceptance by the Receiving Party of the following benefits and assumption by the Receiving Party of the following Liabilities from and after the Actual Completion Date (subject, in the case of any Colocation Sites, to the terms of any applicable Intercompany Lease or Intercompany Sublease):

(i) All fixed assets, improvements, fixtures and fittings appurtenant to or located on such Property;

(ii) Liabilities for payment of taxes, rent, outgoings, utilities, insurance and any other costs associated with the Property or the Lease (as applicable);

(iii) All benefits (including rental income) and obligations with respect to any leases, subleases and sub-tenants of such Property;

(iv) Liabilities associated with vacancy or underutilized space existing as of or arising after Actual Completion Date;

(v) The rights to any security deposits held under a Lease, which shall be transferred to the applicable Receiving Party (and any security deposit held under a lease or sublease to a third party shall be transferred and turned over to such Receiving Party), and the Parties shall work in good faith to reconcile the amount of any security deposits credited to the Parties pursuant to this subclause (v);

(vi) Costs associated with early termination of any Lease in the event early termination occurs; and

(vii) All Liabilities arising under Environmental Laws relating to such Property, including (i) the presence or release of, or contamination by, Hazardous Substances in the Environment at the Property, except as set forth in any Lease, and (ii) the condition of buildings, infrastructure, equipment and other fixtures or improvements located in, on, above or under such Property, occurring at any time. Such Liabilities shall not include, and as provided in the Separation Agreement SpinCo and other members of the SpinCo Group do not assume, Liabilities of (A) Parent or its Subsidiaries or legacy Subsidiaries or (B) SpinCo or any entity that is a Subsidiary of SpinCo immediately prior to the Distribution Date, in each case, to the extent arising out of or resulting from exposure to asbestos at such Property, in each case, prior to the Distribution Date.

(c) In the case of any conflict between the terms of this Agreement, on the one hand, and any provision of any Real Estate Separation Document, on the other hand, with respect to Liabilities under Environmental Laws, the provisions of such Real Estate Separation Document shall govern and control in all respects.

(d) Each Party shall promptly provide to the other Party copies of all invoices, demands, notices and other communications received by the Party or its or its applicable Subsidiaries or agents in connection with any of the matters for which the other Party may be liable to make any payment or perform any obligation pursuant to this Section 2.6, and the Parties shall work cooperatively in connection with any such matters.

Section 2.7 Obtaining the Landlord Consents and Other Landlord Cooperation.

(a) The Eaton Parties and SpinCo confirm that with respect to all Real Estate Transactions, to the extent there is a Required Consent Lease, one or more applications or requests have been made or will be made (prior to the Real Estate Separation Date or Distribution Date, as applicable) to the applicable Landlord for the Landlord Consents. The Eaton Parties shall be primarily responsible, with the cooperation of SpinCo, for requesting, negotiating and obtaining each Landlord Consent, provided, however, that the Parties shall share equally all actual out-of-pocket costs incurred in connection with negotiating and obtaining such Landlord Consents as provided in Section 2.14 of this Agreement.

(b) The Eaton Parties and SpinCo shall use reasonable best efforts to obtain the Landlord Consents, but the Eaton Parties and SpinCo (and such Party’s applicable Affiliate) shall not be required to commence judicial proceedings for a declaration that a Landlord Consent has been unreasonably withheld, conditioned or delayed or that the applicable Head Lease has otherwise been breached, nor shall any Party be required to pay any consideration in excess of its share of fees as set forth in Section 2.14 (including administrative and/or review fees, reimbursement of expenses required by the Required Consent Lease to obtain the relevant Landlord Consent and other commercially reasonable amounts).

(c) The Eaton Parties and SpinCo (or such Party’s applicable Affiliate) will promptly satisfy the reasonable lawful requirements of the Landlord, and the Eaton Parties and SpinCo (or such Party’s applicable Affiliate) will take all reasonable steps to assist the other in obtaining the Landlord Consents and other cooperation reasonably required from any Landlord, including, without limitation:

(i) if reasonably required by the Landlord, the Receiving Party shall enter into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the applicable Head Lease from and after the Actual Completion Date throughout the remainder of the term of such Head Lease, subject to any statutory limitations of such Liability, provided, however, that in no event shall the Receiving Party (or such Receiving Party’s applicable Subsidiary) be required to enter into any such an agreement for any extension of the then current term of such Head Lease;

(ii) If, with respect to any Head Lease, the applicable Head Lease requires a new Credit Support Instrument or other security, then the Parties shall cooperate (reasonably and in good faith) to meet the requirements of the applicable Head Lease; provided that if the applicable Head Lease requires a new Credit Support Instrument or other security, then the Parties shall use reasonable best efforts prior to and after the Real Estate Separation Date for the Receiving Party to obtain a new Credit Support Instrument or other security. If otherwise reasonably required by the Landlord to deliver the Landlord Consent, the Receiving Party shall provide a commercially reasonable Credit Support Instrument or other commercially reasonable security (including, without limitation, a security deposit or letter of credit) for the obligations of the Receiving Party (or such Party’s applicable Subsidiary), accruing under the applicable Head Lease from and after the Actual Completion Date throughout the remainder of the then current term of such Head Lease, and otherwise taking all actions reasonably necessary and which it is capable of performing to meet the reasonable lawful requirements of the Landlord so as to ensure that the Landlord Consents (and any other reasonably required Landlord cooperation) are obtained, provided, however, that in no event shall the Receiving Party (or such Party’s applicable Subsidiary) be required to provide any such security for any extension of the then current term of the applicable Head Lease other than an extension option exercised by such Receiving Party.

(iii) Using reasonable best efforts to assist the Eaton Parties and SpinCo (and their respective Affiliates) as applicable, with obtaining the Landlord’s consent to the release of any Lease Guaranty which such previous guarantor may have previously provided to the Landlord and satisfaction of the Lease Guaranty Release Condition, and (if applicable) the release of such previous guarantor from any assignor or secondary liability with respect to the Receiving Party’s failure to perform under the applicable Head Lease. In furtherance of the foregoing:

(A)

SpinCo shall use reasonable best efforts to procure satisfaction of the Lease Guaranty Release Condition with respect to such Lease Guaranty by offering the applicable Landlord a replacement guaranty from SpinCo’s ultimate parent entity (or other obligor), in form and substance reasonably satisfactory to the applicable Landlord, and the Party providing the Lease Guaranty shall use reasonable best efforts to cooperate with SpinCo to facilitate the same; provided that no Party shall be required, as a condition to obtaining the Lease Guaranty Release Condition, to make any payment to any Landlord (other than consent fees stipulated in any Lease) or to agree to any adverse amendment or modification to any Lease (including, without limitation, any amendment or modification that increases the financial obligations of, or reduces or limits the rights available to, either Party under such Lease, except, in each case, to a de minimis extent);

(B)

if the Lease Guaranty Release Condition with respect to such Lease Guaranty has not been satisfied pursuant to clause (A) above notwithstanding SpinCo’s offer of such replacement guaranty, the Transferee shall, or shall cause a member of its Group to, offer to provide (and upon agreement by the Landlord to satisfy the Lease Guaranty Release Condition, shall provide) the applicable Landlord an irrevocable standby letter of credit, issued by a nationally recognized financial institution reasonably acceptable to the applicable Landlord, in the Letter of Credit Amount that results in a Lease Guaranty Release Condition being satisfied;

(C)

if the Lease Guaranty Release Condition has not been satisfied notwithstanding compliance with clause (B) above, then unless and until the Lease Guaranty Release Condition is satisfied, SpinCo shall provide the Party providing such Lease Guaranty (or its designated Subsidiary) with a letter of credit in the Letter of Credit Amount, to be held by such Party as security for SpinCo’s obligations under such Head Lease and to secure the SpinCo’s indemnification obligations to the guarantor Party pursuant to Section 2.7(c)(iv) (and the Parties shall enter into a commercially reasonable agreement governing such letter of credit for the remaining term of the applicable Lease); and

(D)

notwithstanding anything to the contrary in this Section 2.7 or in any Head Lease, in no event shall SpinCo (or the applicable member of its Group) renew or extend the term of, or increase any Liabilities under, any Head Lease that is subject to a Lease Guaranty unless the Lease Guaranty Release Condition is satisfied with respect to such Lease Guaranty as of the date of such increase or the commencement date of such renewal or extension term.

(iv) If, with respect to any Head Lease with a Lease Guaranty, unless and until the Lease Guaranty Release Condition is satisfied, SpinCo, shall indemnify, defend, protect and hold harmless the Eaton Parties and the guarantor/indemnifying Party against all Liabilities accruing against and incurred by the all such Parties, in accordance with Article V of the Separation Agreement; and

(v) The Receiving Party shall provide (promptly once available) financial statements and other reasonable evidence of net worth, liquidity and/or financial capability to fulfill the obligations of a tenant under the applicable Head Lease to any Landlord reasonably requesting same in connection with the Landlord Consent.

(d) Notwithstanding the foregoing provision of this Section 2.7, the Parties may mutually agree to keep in place an existing guarantee and not deliver a new guarantee, subject to the Parties’ reliance on the indemnity described in Section 2.7(c) above.

(e) The provisions of this Section 2.7 are intended to supersede in their entirety the provisions of Sections 3.01 and 3.02 of the Separation Agreement but shall in all events be subordinate and subject to the provisions of Article V of the Separation Agreement.

Section 2.8 Occupancy by SpinCo. For any Real Estate Transaction whereby a member of the SpinCo Group is the Receiving Party, in the event that the Actual Completion Date does not occur on or before the Real Estate Separation Date, SpinCo (or its Subsidiary) shall, commencing as of the Real Estate Separation Date, be entitled to occupy and use the relevant Property (or demised part thereof) owned or leased by a member of the Parent Group upon the terms and conditions contained in the TSA until such time the Real Estate Transaction can be completed, but in no event for a term greater than twenty-four (24) months, unless such Property is identified on the Exception Schedule.

Section 2.9 Occupancy by the Eaton Parties. For any Real Estate Transaction whereby a member of the Parent Group is the Receiving Party, in the event that the Actual Completion Date does not occur on or before the Real Estate Separation Date, the Eaton Parties (or their Affiliates) shall, commencing as of the Real Estate Separation Date, be entitled to occupy and use the relevant Property (or demised part thereof) owned or leased by a member of the SpinCo Group upon the terms and conditions contained in the TSA until such time the Real Estate Transaction is completed, but in no event for a term greater than twenty-four (24) months, unless such Property is identified on the Exception Schedule.

Section 2.10 Landlord Consents. If, with respect to any Real Estate Transaction, at any time the relevant Landlord Consent is lawfully, formally and unconditionally refused in writing by the Landlord or the Landlord does not respond to the request for such Landlord Consent, the Eaton Parties and SpinCo shall cooperate in good faith and use commercially reasonable efforts to determine (i) whether to continue to proceed with the Real Estate Transaction; or (ii) how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each Party, the size of the applicable Property, the number of employees of each Party at the applicable Property, the value of assets associated with each business, the cost to relocate, and the potential risk and liability to each Party in the event any enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of each Party and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Required Consent Lease, restructuring a proposed lease assignment to be an Intercompany Sublease and relocating one Party or entering the TSA. If the Parties cannot agree in good faith as to the allocation of the applicable Property, such dispute shall be resolved in accordance with Article IX of the Separation Agreement.

Section 2.11 Form of Transfer. The conveyance to SpinCo or its Subsidiary of each relevant Parent Transferring Owned Property shall be in the form of a special or limited warranty deed, or its equivalent, in statutory form as required by Law.

Section 2.12 Casualty; Lease Termination.

(a) If, prior to the Actual Completion Date (but not after the Distribution Date), any property (or any part thereof) owned, leased or subleased by a member of Parent Group, and for which a Real Estate Transaction is contemplated by this Agreement, shall be damaged or destroyed by a fire or other casualty (a “Casualty”, and any property subject to such Casualty, a “Damaged Property”), then, in any such event but subject to Section 2.12(c) below, the Eaton Parties shall promptly notify SpinCo, and the Eaton Parties shall (or shall cause its Subsidiary to) proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (1) unless an Eaton Party chooses to repair the Damaged Property pursuant to clause (2) below, SpinCo (or its applicable Subsidiary) shall accept such Damaged Property subject to the damage or destruction in question; (2) prior to the Actual Completion Date, the Eaton Parties shall have the right (but not the obligation) to repair or restore any such damage or destruction at the Eaton Parties’ (or their Affiliates’) sole cost and expense, subject to the terms and provisions of any applicable Head Lease, and (3) if an Eaton Party chooses not to repair or restore any such damage or destruction, the Eaton Party (or its applicable Affiliate) shall (x) assign all of its rights and promptly make available to SpinCo all insurance proceeds due or received by the Eaton Party (or such Affiliate) in connection with the Casualty and (y) pay to SpinCo the amount of the deductible due under the applicable insurance policy.

(b) Intentionally Deleted.

(c) In addition, in the event that a Head Lease is terminated prior to the Real Estate Separation Date, (i) the Eaton Parties (or its applicable Affiliates), shall not be required to assign, sublease or share such Property, (ii) SpinCo (or its applicable Affiliates), shall not be required to accept an assignment, sublease or sharing of such Property and (iii) none of the Parties shall have any further liability with respect to such Property under this Agreement.

Section 2.13 Fixtures and Fittings. All Real Estate Transactions under this Agreement shall include any right, title and interest of the transferring Party in and to all equipment, office equipment, trade fixtures, furniture and any other personal property located within the demised or transferred portion of the applicable Property (excluding any equipment, office equipment, trade fixtures, furniture and any other personal property owned by third parties), except for the applicable scheduled Excluded Personal Property.

Section 2.14 Costs. The Eaton Parties shall pay (i) all actual costs and expenses incurred in connection with obtaining the Landlord Consents, including, without limitation, Landlord’s consent fees and attorneys’ fees and any costs and expenses relating to renegotiation of any Head Leases, and Split Leases, as applicable, and (ii) all actual costs and expenses in connection with the transfer of any Property pursuant to this Agreement, including title insurance premiums, escrow fees and recording fees, arising as a result of such transfers; provided, that, with respect to any Split Lease or other lease agreement entered into with a third-party Landlord, the tenant thereunder shall be responsible for any recording, restriction or municipal charges or other fees associated with entering into such Split Lease or other lease agreement; provided, further, that Taxes (including Transfer Taxes) attributable to any such transfer shall be paid by the Eaton Parties in accordance with the provisions of the Tax Matters Agreement; and provided, further, that this Section 2.14 shall not apply with respect to any obligation to deliver a security deposit, letter of credit or other guaranty (which shall be governed instead by Section 2.7 of this Agreement).

Section 2.15 Signing and Ratification. The Eaton Parties and SpinCo hereby ratify and authorize all signatures to any document entered into in connection with this Agreement by Eaton Ohio, Eaton HoldCo and SpinCo, or each’s respective Subsidiaries, and the Parties agree that to the extent any challenges arise to the authority of any such signature from and after the date hereof, the Eaton Parties and SpinCo will cooperate to ratify such signatures and prepare any corporate authorizations or resolutions necessary therefor.

Section 2.16 Insurance. Between the date of this Agreement and each applicable Real Estate Separation Date (or earlier termination of this Agreement), each of Eaton Ohio, Eaton HoldCo, and their respective Affiliates, as applicable, shall use commercially reasonable efforts to keep in full force and effect present insurance policies maintained (or renewals thereof) with respect to each Property owned, leased, subleased or otherwise occupied by such Party. Reasonably promptly following the execution of the Separation Agreement, each Party shall name (or cause to be named) the other Party as an additional insured on any business interruption insurance policies affecting any Property owned, leased or otherwise occupied by such Party; provided that following the Distribution Date, subject to the terms of the Separation Agreement and the Ancillary Agreements, each Party shall be permitted to remove (and there shall be no obligation to name) the other Party as an additional insured on any such insurance policy.

Section 2.17 Properties Outside the United States. With respect to each of the Properties located outside the United States listed on the Transferred Sites Schedule and/or the Colocation Sites Schedule, the Eaton Parties and SpinCo will use the appropriate form document attached hereto, translated into the local language, if customary under local practice, and modified to comply with local Laws, to cause the appropriate transfers, assignments, leases, or subleases to occur or, in lieu thereof, such form of document as shall be mutually agreed by the Parties and appropriate for the local jurisdiction, which will be consistent with the applicable form of document attached hereto to the extent practicable. Such transfers, assignments, leases, or subleases shall, so far as the Law in the jurisdiction in which such property is located permits, be on the same terms and conditions as provided in this Article II and shall include such other deliveries (and the Parties shall comply with such other customary procedures and formalities) as may be required by the Laws of the jurisdiction in which the Property is located. In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

ARTICLE III

MISCELLANEOUS

Section 3.1 Additional Provisions. Section 2.5, Article V, Article VI, Article VIII and Article IX of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandis.

Section 3.2 Performance. The Eaton Parties will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Parent Group. SpinCo will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the SpinCo Group. Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 3.2 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take any action inconsistent with such Party’s obligations under this Agreement.

Section 3.3 Cooperation. The Parties shall, and shall cause each member of their respective Groups to, cooperate in good faith to effectuate each Real Estate Transaction and otherwise in connection with the matters covered by this Agreement, which cooperation shall include, without limitation, using its reasonable best efforts to promptly take any and all actions reasonably necessary, customary or advisable to effectuate the Real Estate Transaction and to otherwise perform its obligations under this Agreement.

Section 3.4 Shared Services Cooperation. With respect to any Colocation Sites, each Party that is the owner or lessee (under a Head Lease) of a Colocation Site shall, to the extent not directly provided by the Landlord or other third party, provide or procure all services presently enjoyed by and/or reasonably necessary for the use of the Colocation Site and which are used in common with other premises in the Colocation Site. The foregoing obligations of such Party shall continue in effect until the earlier of (i) the applicable Colocation Site being included in the TSA, and (ii) the date that the Landlord or other third party (including, without limitation, any management company) has taken over responsibility for provision of such services to the Colocation Site. In the event the Landlord or other third party provides any of such services, the Party that is the owner or lessee of such Colocation Site shall pay the cost of such services to the third party, and the other Party shall reimburse the paying Party for a portion of such costs reasonably allocable to the reimbursing Party. Each of Eaton Ohio, Eaton HoldCo and SpinCo (and their respective Affiliates) shall permit the other Party access to all portions of the Colocation Site in such Party’s control that are reasonably necessary in connection with providing or maintaining any shared services or for the other Party to benefit from such shared services. In the event of a change of provider of such services, each of Eaton Ohio, Eaton HoldCo and SpinCo (and their respective Affiliates) shall work together to ensure any interruption to the shared services is minimized as far as possible.

Section 3.5 Allocation of Properties(a) . To the extent that the Transferred Sites Schedule and the Colocation Sites Schedule require amendments made (i) in accordance with the Allocation Principle in all material respects following the date hereof, or (ii) as a result of changes to allocations made in accordance with Section 2.10, SpinCo or the Eaton Parties shall provide written notice to the other Party prior to amending the Transferred Sites Schedule or the Colocation Sites Schedule. If the Party that receives such written notice disputes in good faith the application of the Allocation Principle with respect to any such amendment, such dispute shall be resolved in accordance with Article IX of the Separation Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

EATON CORPORATION

By:
Name:
Title:

EATON CAPITAL UNLIMITED COMPANY

By:
Name:
Title:

MOBILITY (USA) CORPORATION

By:
Name:
Title:

[Signature Page to Real Estate Matters Agreement]